UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2007

Alltel Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4996                                  34-0868285
(Commission File Number) (IRS Employer Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 20, 2007, Alltel Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Atlantis Holdings LLC, a Delaware limited liability company (“Parent”) and Atlantis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Merger Sub and Parent are affiliates of private investment funds (the “Sponsors”) TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P. Pursuant to the Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company, other than any shares held by any wholly owned subsidiary of the Company, shares owned by Parent or Merger Sub or held by the Company and shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $71.50 in cash, without interest (the “Common Stock Merger Consideration”). Similarly, pursuant to the Agreement, at the effective time of the Merger, each outstanding share of $2.06 No Par Cumulative Convertible Preferred Stock, Series C, of the Company and each outstanding share of $2.25 No Par Cumulative Convertible Preferred Stock, Series D, of the Company outstanding immediately prior to the Effective Time, other than any shares held by any wholly owned subsidiary of the Company, shares owned by Parent or Merger Sub or held by the Company and shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive, respectively, $523.22 and $481.37, in cash, without interest. In addition, immediately prior to the effective time of the Merger, all shares of Company restricted stock, unless otherwise agreed by the holder and Parent, will vest and will be converted into the right to receive the Common Stock Merger Consideration. All options to acquire shares of Company common stock will vest immediately prior to the effective time of the Merger and holders of such options will, unless otherwise agreed by the holder and Parent, be entitled to receive an amount in cash equal to the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Company common stock subject to the option for each share subject to the option.

The Board of Directors of the Company unanimously approved the Agreement.

Consummation of the Merger is subject to customary closing conditions, including approval of the Agreement by the Company’s shareholders and regulatory approval.

The Company has made various representations and warranties in the Agreement and agreed to various covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute or are reasonably expected to lead to a Superior Proposal (as defined in the Agreement).

Parent has obtained equity commitments from the Sponsors, and debt financing commitments from Citigroup Global Markets Inc., Barclays Bank PLC, Barclays Capital Inc., Goldman Sachs Credit Partners L.P., The Royal Bank of Scotland plc and RBS Securities Corporation for the transactions contemplated by the Agreement, to finance the transaction, including to pay the aggregate merger consideration and all related fees and expenses.

The Agreement contains certain termination rights, including if the Company’s Board of Directors changes its recommendation to the shareholders in connection with a Superior Proposal, and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to pay a termination fee of $625 million. In addition, under specified circumstances, the Agreement provides for Parent to pay to the Company a fee of $625 million upon termination of the Agreement. Each Sponsor has severally agreed to guarantee one-half of any such amounts payable by Parent to the Company.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries and affiliates. The Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement.

The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Director-Investor Relations, Alltel Corporation, One Allied Drive, Little Rock, AR 72202, telephone 1-877-446-3628 or from the Company’s website, www.alltel.com.

The Company and its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By: /s/ Sharilyn S. Gasaway
Sharilyn S. Gasaway
Executive Vice President - Chief Financial Officer

Date: May 24, 2007

INDEX OF EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 20, 2007, by and among Atlantis Holdings LLC, Atlantis Merger Sub, Inc. and Alltel Corporation. *

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request .